[LOGO]                                     Investor Contact:
TASKER PRODUCTS
                                                   Joseph M. Zappulla
PRESS RELEASE                                      Wall Street Consultants Corp.
                                                   212-681-4100
                                                   jzappulla@wallstreetir.com

                   Tasker Products Teams with One of France's
            Oldest Wine Families to Market Technology for Wine Making

DANBURY, Conn., August 16, 2005 -- Tasker Capital Corp. (OTC Bulletin Board:
TKER), a distributor and marketer of a proprietary technology that is highly effective in inhibiting pathogenic bacteria, today announced that it has reached a preliminary agreement with JDL Wines, Inc. ("JDL") of Bordeaux, France, to market the pHarlo technology as a sanitizing cleanser for many facets of wine production including equipment and packaging, which is estimated to be a $500 million industry. JDL has conducted three separate studies, in addition to its own in-house tests, two by commercial laboratories and one by a leading university, and concluded that the pHarlo technology was highly effective in eliminating bacteria, leaving the material virtually germ free.

JDL Wines is a subsidiary of the Depiot Family Enterprise, a wine producing conglomerate founded in 1606 with operations in France, Spain, Italy, Australia, New Zealand, South Africa, Chile and Argentina. Depiot provides services to all facets of the wine business, including production, management, procurement and consultation. Laurent Depiot, president of JDL, a master wine maker and the youngest member inducted into the prestigious Commanderie du Bontemps du Medoc and Graves AOC, commented, "We have studied the pHarlo technology for use in the wine industry for over nine months and are anxious to begin our partnership as a distributor. Our studies were conducted independent of Tasker and the results have been excellent." Mr. Depiot added, "The production of wine includes the use of many components from the vineyard to the finished product. The equipment and packaging used in the production undergo rigorous sanitation processes, which must meet government standards, to ensure the product is suitable for human consumption. Tasker's product represents an important technological breakthrough and, as such, has a tremendous opportunity to gain significant market share in an industry estimated in excess of $500 million, annually. "

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Robert Appleby, Tasker's president and CEO, added, "We began discussions back in the fall of 2004 with Laurent Depiot on the potential use of the pHarlo technology in the wine making industry. Mr. Depiot's extensive work in establishing its application as a biodegradable, sanitizing solution for wine making is just one of many potential applications of our technology under consideration. Tasker is very fortunate to partner with pioneers like Mr. Depiot who recognize the potential of pHarlo."

JDL intends to commence marketing Tasker's product in the fourth quarter and expects sales to materialize in early 2006. Mr. Depiot also noted that his company currently does considerable business in Europe, Russia, and the Far East and has recently focused on the United States.

About Tasker Capital

Tasker Capital is a manufacturer, distributor and marketer of products using a unique, patented process that utilizes a highly charged, acidified, yet stable and safe solution that enables copper sulfate, widely known for its bacteriostatic properties, to remain active throughout a wide range of pH values. The company is continuing its clinical research and development of future products in the oral care, food processing, skin care and pet products industries. Presently the company markets Close Call(TM), the world's first clinically proven anti-microbial oral hygiene breath drink. Tasker Capital Corp. is headquartered in Danbury, Connecticut. To be added to the news distribution list or to present any questions, send an email to tasker@wallstreetir.com. Additional information about Tasker is also available at www.taskerproducts.com

This release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statement. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including, for example, our ability to compete with other products in our space; the risk of unfavorable federal regulation; and the fact that our status as a development stage company makes our future unclear. Consequently you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail in our filings with the SEC, including the section entitled, "Risk Factors That May Affect Future Results" in Item 1 of the Company's most recent Annual Report on Form 10-KSB as filed with SEC.